Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

MEADOWBROOK INSURANCE GROUP, INC.

(THE “CORPORATION”)

ARTICLE I

OFFICES

1.01 Principal Office. The principal office of the Corporation shall be at such place as the board of directors shall from time to time determine.

1.02 Other Offices. The Corporation also may have offices at such other places as the board of directors from time to time determines or the business of the Corporation requires.

ARTICLE II

SEAL

2.01 Seal. The Corporation may have a seal in the form that the board of directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced. Documents otherwise properly executed on behalf of the corporation shall be valid and binding upon the corporation without a seal whether or not one is in fact designated by the board of directors.

ARTICLE III

CAPITAL STOCK

3.01 Issuance of Shares. The shares of capital stock of the Corporation shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the board of directors shall deem advisable, subject to the articles of incorporation and any requirements of the corporation law of the state in which the Corporation is incorporated (“Applicable State Law”).

3.02 Certificates for Shares. The certificated shares of the Corporation shall be represented by certificates signed by the chairperson of the board of directors, the president, or a vice president, and also may be signed by the treasurer, assistant treasurer, secretary, or assistant secretary, and may be sealed with the seal of the Corporation, if any, or a facsimile of it. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issuance. A certificate representing shares shall state on its face the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and any other provisions that may be required by Applicable State Law. Notwithstanding the foregoing, the board of directors may authorize the issuance of some or all of the shares without certificates to the fullest extent permitted by law. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by Applicable State Law.

3.03 Transfer of Shares. The certificated shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender of the certificate for the shares, properly endorsed for transfer, and the presentation of the evidences of ownership and validity of the assignment that the Corporation may require. Transfers of uncertificated shares shall be made by such evidence of ownership and validity as the Corporation or its agents may reasonably require.

3.04 Registered Shareholders. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner of it for the purpose of dividends, other distributions, recapitalizations, mergers, plans of share exchange, reorganizations and liquidations, for the purpose of votes, approvals and consents by shareholders, for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the shares by any other person, whether or not the Corporation shall have notice of it, except as expressly required by Applicable State Law.

3.05 Lost or Destroyed Certificates. On the presentation to the Corporation of a proper affidavit attesting to the loss, destruction, or mutilation of any certificate or certificates for shares of stock of the Corporation and such other evidence as the Corporation or its transfer agent may require, the board of directors, or any officer to whom authority is delegated, shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed, or mutilated. The Corporation may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in the form and amount and with or without sureties, as the board of directors, or any officer to whom authority is delegated, may direct or approve.

3.06 Transfer Agents and Registrars. The board of directors may, in its discretion, appoint one or more banks or trust companies as the board of directors may deem advisable, from time to time, to act as transfer agents and registrars of the shares of the Corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

ARTICLE IV

SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

4.01 Place of Meetings. All meetings of shareholders may be held at the principal office of the Corporation or at any other place that shall be determined by the board of directors and stated in the meeting notice or, at the direction of the board of directors to the extent permitted by Applicable State Law, may be held by remote communication if stated in the meeting notice. The board of directors may allow participation at any meeting of shareholders by remote communication.

4.02 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such time and date as the board of directors may select. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting. The board of directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders. Any annual meeting of shareholders may be adjourned by the person presiding at the meeting or pursuant to a resolution of the board of directors.

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4.03 Special Meetings.

(a) Special meetings of shareholders may be called by (1) the board of directors, (2) the chairperson of the board of directors (if the office is filled) or (3) the president, and shall be called by the president or the secretary under the circumstances provided in Section 4.03(b).

(b) A special meeting of shareholders shall be called if one or more requests for a special meeting are signed by shareholders of record who own of record at least a majority of the outstanding shares of common stock of the Corporation entitled to vote at such meeting.

(c) Business transacted at a special meeting of shareholders shall be limited to the purposes stated in the shareholders’ request for such special meeting, if any, and such matters as the board, chairperson or president may determine to submit to shareholders at such meeting.

4.04 Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place, if any, and purposes of a shareholders meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing the notice to his or her last address as it appears on the books of the Corporation, or by a form of electronic transmission to which the shareholder has consented. The notice shall include notice of proposals from shareholders that are proper subjects for shareholder action and are intended to be presented by shareholders who have so notified the Corporation in accordance with Applicable State Law. If a shareholder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be included in the notice. No notice need be given of an adjourned meeting of the shareholders provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to notice on the new record date as provided in this bylaw.

4.05 Record Dates. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of the meeting or to express consent to or to dissent from a proposal without a meeting, for the purpose of determining shareholders entitled to receive payment of a dividend or an allotment of a right or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only the shareholders that shall be shareholders of record on the date so fixed and that are entitled to vote with respect to the matters to be considered at such meeting shall be entitled to notice of and to vote at the meeting or an adjournment of the meeting or to express consent to or to dissent from the proposal, to receive payment of the dividend or the allotment of rights or to participate in any other action, notwithstanding any transfer of any stock on the books of the Corporation, after any such record date. If a record date is not fixed, the record date shall be determined as provided in Applicable State Law. Nothing in this bylaw shall affect the rights of a shareholder and his or her transferee or transferor as between themselves.

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4.06 List of Shareholders. The secretary or the agent of the Corporation having charge of the stock transfer records for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment of it. The list shall be arranged alphabetically within each class and series and include the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence of which shareholders are entitled to examine the list or vote at the meeting. If the meeting is held solely by means of remote communication, the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

4.07 Quorum; Adjournment; Attendance by Remote Communication.

(a) Unless a greater or lesser quorum is required in the articles of incorporation or by Applicable State Law, the shareholders present at a meeting in person or by proxy who, as of the record date for the meeting, were holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, shall constitute a quorum at the meeting. When the holders of a class or series of shares are entitled to vote separately on an item of business, this bylaw applies in determining the presence of a quorum of the class or series for transacting the item of business. The shareholders present, in person or by proxy, at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to have less than a quorum.

(b) Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy.

(c) Subject to any guidelines and procedures adopted by the board of directors, shareholders and proxy holders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication, are considered present in person for all relevant purposes, and may vote at the meeting if all of the following conditions are satisfied: (1) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (2) the Corporation implements reasonable measures to provide each shareholder and proxy holder with a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (3) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.

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(d) A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.

4.08 Proxies. A shareholder entitled to vote at a shareholders meeting or to express consent or to dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be in writing and shall be signed by the shareholder or the shareholder’s authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to an agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder. A complete copy, fax, or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used. A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by Applicable State Law.

4.09 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless the articles of incorporation provide otherwise. Votes may be cast orally or in writing, but if more than 25 shareholders of record are entitled to vote, then votes shall be cast in writing signed by the shareholder or the shareholder’s proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on it, unless a greater vote is required by the articles of incorporation or by Applicable State Law. Except as otherwise provided by the articles of incorporation, directors shall be elected by a plurality of the votes cast by holders of common stock of the Corporation at any election.

4.10 Conduct of Meeting. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the board of directors, the chair shall be the Chairperson of the board of directors as provided in Section 8.01. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.

4.11 Inspectors of Election. The board of directors, or the chair presiding at any shareholders meeting, may appoint one or more inspectors. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

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ARTICLE V

DIRECTORS

5.01 Number and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of a board of not less than one (1) nor more than seven (7) directors as shall be fixed from time to time by the board of directors. The directors need not be residents of the Corporation’s state of incorporation or shareholders of the Corporation.

5.02 Election, Resignation, and Removal. Unless otherwise provided in the articles of incorporation, directors shall be elected at each annual shareholders meeting, each director to hold office until the next annual shareholders meeting and until the director’s successor is elected and qualified, or until the director’s resignation or removal. Unless otherwise provided in the articles of incorporation, a director may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time as set forth in the notice of resignation. A director or the entire board of directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

5.03 Vacancies. Vacancies in the board of directors occurring by reason of death, resignation, removal, increase in the number of directors, or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, unless filled by proper action of the shareholders of the Corporation. Unless otherwise provided in the articles of incorporation or elsewhere in these bylaws, each person so elected shall be a director for a term of office continuing until the next election of directors by the shareholders and until the director’s successor is elected and qualified, or until the director’s resignation or removal. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

5.04 Annual Meeting. The board of directors shall meet each year immediately before or after the annual meeting of the shareholders, or within three days of such time, excluding Sundays and legal holidays, if the later time is deemed advisable, at the place where the shareholders meeting has been held or any other place that the board of directors may determine or by remote communication, for the purpose of electing officers and considering such business that may properly be brought before the meeting; provided that, if less than a majority of the directors appear for an annual meeting of the board of directors, the holding of the annual meeting shall not be required and the matters that might have been taken up in it may be taken up at any later regular, special or annual meeting, or by consent resolution.

5.05 Regular and Special Meetings. Regular meetings of the board of directors or any committee thereof may be held at the times and places (or by remote communication) that the majority of the directors or committee members may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors or committee members. Special meetings of the board of directors may be called by the chairperson of the board of directors (if the office is filled) or the president, and shall be called by the president or secretary on the written request of any two directors. Special meetings of a committee of directors may be called by the chair of the committee and shall be called by the chair of the committee on the written request of any two committee members.

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5.06 Notices. No notice shall be required for annual or regular meetings of the board of directors or for adjourned meetings, whether regular or special. At least 24-hour telephonic notice or 24-hour notice by electronic communication shall be given for special meetings of the board of directors or any committee thereof, and the notice shall state the time, place (if any), and purpose or purposes of the meeting.

5.07 Quorum. A majority of the board of directors then in office, or of the members of a board committee, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum constitutes the action of the board of directors or of the committee, except when a larger vote may be required by Applicable State Law. A member of the board of directors or of a committee designated by the board of directors may participate in a meeting by conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

5.08 Dissents. A director who is present at a meeting of the board of directors, or a board committee of which the director is a member, at which action on a corporate matter is taken, is presumed to have concurred in that action unless the director’s dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment of it or forwards the dissent by registered mail to the secretary of the Corporation promptly after the adjournment of the meeting. The right to dissent does not apply to a director who voted in favor of the action. A director who is absent from a meeting of the board of directors or a board committee of which the director is a member, at which any such action is taken, is presumed to have concurred in the action unless he or she files a written dissent with the secretary within a reasonable time after the director has knowledge of the action.

5.09 Compensation. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, committee members or officers. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

5.10 Committees. The board of directors from time to time may, by resolution, appoint one or more committees of one or more directors to have the authority that shall be specified by the board of directors in the resolution making the appointments, except that no committee shall have power or authority to (a) amend the articles of incorporation, except that a committee may prescribe the relative rights and preferences of the shares of a series if the articles of incorporation authorize the board of directors to do so; (b) adopt an agreement of merger or plan of share exchange; (c) recommend to shareholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets; (d) recommend to shareholders a dissolution of the Corporation or revocation of a dissolution; (e) amend these bylaws; (f) fill vacancies in the board of directors; or (g) unless expressly authorized by resolution of the board of directors, declare a dividend or authorize the issuance of stock. Committees and committee members serve as such at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee to replace an absent or disqualified member at any committee meeting.

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5.11 Action Without a Meeting. Any action required or permitted at any meeting of directors or a committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the directors or committee members entitled to vote on it consent to it in writing or, to the extent permitted by law, by electronic transmission, before or after the action is taken. Such consents shall be filed with the minutes of the proceedings of the board of directors or committee, as applicable.

ARTICLE VI

NOTICES AND WAIVERS OF NOTICE

6.01 Notices. All notices of meetings required to be given to shareholders, directors, or any committee of directors may be given personally or by mail, telecopy, or electronic transmission to any shareholder, director, or committee member at his or her last address as it appears on the books of the Corporation or by electronic transmission, but in the case of shareholders if notice is to be given by electronic transmission, only in the form consented to by the shareholder. The notice shall be deemed to be given at the time it is mailed or otherwise dispatched or, if given by electronic transmission, when electronically transmitted to the person entitled to the notice, but in the case of shareholders only if sent in a manner authorized by the shareholder. Telephonic notice may be given for special meetings of the board of directors or any committee thereof as provided in Section 5.06.

6.02 Waiver of Notice. Notice of the time, place, and purpose of any meeting of shareholders, directors, or a committee of directors may be waived by telecopy or other writing, or by electronic transmission, either before or after the meeting, or in any other manner that may be permitted by Applicable State Law. Attendance of a person at any shareholders meeting, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

(a) In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented; or

(b) In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

A shareholder’s attendance at a meeting of shareholders, whether in person or by proxy, will constitute (1) waiver of any objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) waiver of any objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

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ARTICLE VII

OFFICERS

7.01 Number. The board of directors shall elect or appoint a president, a secretary and a treasurer, and may select a chairperson of the board of directors and one or more vice presidents, assistant secretaries, or assistant treasurers, and other officers as it shall deem appropriate. The chairperson of the board of directors, or the president if no chairperson has been selected, shall be a member of the board of directors. Any two or more of the preceding offices, except those of president and vice president, may be held by the same person.

7.02 Term of Office, Resignation, and Removal. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. Unless otherwise specified, an officer serves at the pleasure of the board of directors. An officer may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the board of directors with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

7.03 Vacancies. The board of directors may fill any vacancies in any office occurring for whatever reason.

7.04 Authority. All officers, employees, and agents of the Corporation shall have the authority and perform the duties to conduct and manage the business and affairs of the Corporation that may be designated by the board of directors and these bylaws.

ARTICLE VIII

DUTIES OF OFFICERS

8.01 Chairperson of the Board. The chairperson of the board of directors, if the office is filled, shall preside at all meetings of the shareholders and of the board of directors at which the chairperson is present unless otherwise determined by the board of directors pursuant to Section 4.10.

8.02 President. The president shall be the chief executive officer of the Corporation. The president shall see that all orders and resolutions of the board of directors are carried into effect, and the president shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations held by the Corporation. In the absence or disability of the chairperson of the board of directors, or if that office has not been filled, the president also shall perform the duties of the chairperson of the board of directors as set forth in these bylaws.

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8.03 Vice Presidents. The vice presidents, in order of their seniority, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform any other duties that the board of directors or the president may from time to time prescribe.

8.04 Secretary. The secretary shall attend all meetings of the board of directors and shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose; shall give or cause to be given notice of all meetings of the shareholders and the board of directors; and shall keep in safe custody the seal of the Corporation, if any, and, when authorized by the board of directors, affix it to any instrument requiring it, and when so affixed it shall be attested to by the signature of the secretary or by the signature of the treasurer or an assistant secretary. The secretary may delegate any of the duties, powers, and authorities of the secretary to one or more assistant secretaries, unless the delegation is disapproved by the board of directors.

8.05 Treasurer. The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books of the Corporation, and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in the depositories that may be designated by the board of directors. The treasurer shall render to the president and directors, whenever they may require it, an account of his or her transactions as treasurer and of the financial condition of the Corporation. The treasurer may delegate any of his or her duties, powers, and authorities to one or more assistant treasurers unless the delegation is disapproved by the board of directors.

8.06 Assistant Secretaries and Treasurers. The assistant secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the secretary in case of the secretary’s absence or disability. The assistant treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the treasurer in case of the treasurer’s absence or disability. The assistant secretaries and assistant treasurers shall also perform the duties that may be delegated to them by the secretary and treasurer, respectively, and also the duties that the board of directors may prescribe.

ARTICLE IX

SPECIAL CORPORATE ACTS

9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the Corporation shall be signed by the officer or officers or any other person or persons that the board of directors may from time to time designate.

9.02 Contracts and Conveyances. The board of directors of the Corporation may in any instance designate the officer(s) and/or agent(s) who shall have authority to execute any contract, conveyance, mortgage, or other instrument on behalf of the Corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the chairperson of the board of directors, the president, any vice president and the treasurer, or any one of them, may execute the instrument in the name and on behalf of the Corporation and may affix the corporate seal, if any, to it.

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9.03 Voting Securities. Unless otherwise directed by the board, the president and any vice president shall have full power and authority on behalf of the Corporation to act and to vote (grant a proxy to vote) on behalf of the Corporation at any meetings of security holders of corporations, limited liability companies and other entities in which the Corporation holds securities, and to execute in the name or on behalf of the Corporation one or more consents in lieu of meetings of such security holders. The board of directors by resolution from time to time may confer like power upon any other person or persons.

ARTICLE X

BOOKS AND RECORDS

10.01 Maintenance of Books and Records. The proper officers and agents of the Corporation shall keep and maintain, in a place that the board of directors shall determine, the books, records, and accounts of the Corporation’s business and affairs, minutes of the proceedings of its shareholders, board of directors, and committees, if any, and the stock ledgers and lists of shareholders, as the board of directors shall deem advisable and as shall be required by Applicable State Law.

10.02 Reliance on Books and Records. In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

(a) One or more directors, officers, or employees of the Corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

(b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence; or

(c) A committee of the board of directors of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes such reliance unwarranted.

ARTICLE XI

INDEMNIFICATION

11.01 Indemnification. Subject to all of the other provisions of this Article XI, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including any appeal, by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including actual and reasonable attorney fees and disbursements), judgments (other than in an action by or in the right of the Corporation), penalties, fines and amounts paid in settlement actually and incurred by him or her in connection with such action, suit, or proceeding, in each case to the maximum extent permitted by Applicable State Law.

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11.02 Expenses of Successful Defense. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 11.01, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the director or officer shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided by this Section 11.02.

11.03 Definitions. For purposes of Article XI only:

(a) “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders;” and

(b) “independent director” shall have the meaning set forth in Applicable State Law.

11.04 Contract Right; Limitation on Indemnity. The right to indemnification conferred in this Article XI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in the person’s capacity as a director or officer. No amendment of these bylaws or the articles of incorporation shall eliminate or impair a right to indemnification or to advancement of expenses established herein or therein with respect to any action or omission occurring prior to such amendment. Except as otherwise expressly provided in this Article XI, the Corporation shall have no obligations under Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the board of directors.

11.05 Determination That Indemnification Is Proper.

(a) Except as provided in Section 11.05(b), any indemnification under Section 11.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct provided by Applicable State Law, and upon an evaluation of the reasonableness of expense and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:

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(1) By a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;

(2) If the quorum described in clause (1) above is not obtainable, then by majority vote of a committee of directors duly designated by the board of directors and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding;

(3) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the board of directors or its committee in the manner prescribed in clause (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under clause (1) and a committee cannot be designated under clause (2), by the board of directors;

(4) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted; or

(5) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

(b) If the articles of incorporation of this Corporation include a provision eliminating or limiting the liability of a director pursuant to Applicable State Law, the Corporation shall indemnify a director without a determination that the director has met the applicable standard of conduct to the extent permitted by Applicable State Law. In connection with an action, suit or proceeding other than one by or in the right of the Corporation, indemnification may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

11.06 Authorizations of Payment. Authorizations of payment under Section 11.01 shall be made in any of the following ways:

(a) by the board of directors:

(1) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum) or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

(2) if the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum); or

(3) if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the board of directors in accordance with Section 5.07, in which authorization all directors may participate; or

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(b) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

11.07 Proportionate Indemnity. If a person is entitled to indemnification under Section 11.01 for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

11.08 Expense Advance. The Corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Section 11.01 who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the Corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required by Applicable State Law for the indemnification of the person under the circumstances. The Corporation shall make an evaluation of reasonableness under this Section 11.08 as specified in Section 11.05, and shall make an authorization in the manner specified in Section 11.06, unless the advance is mandatory. The Corporation may make an authorization of advances with respect to a proceeding and a determination of reasonableness of advances or selection of a method for determining reasonableness in a single action or resolution covering an entire proceeding. A provision in the articles of incorporation, these bylaws, a resolution by the board of directors or the shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

11.09 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

11.10 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

11.11 Former Directors and Officers. The indemnification provided in this Article XI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.

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11.12 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against the liability under these bylaws or Applicable State Law. If the articles of incorporation of this Corporation include a provision eliminating or limiting the liability of directors pursuant to Applicable State Law, such insurance may be purchased from an insurer owned by the Corporation, but such insurance may insure against monetary liability to the Corporation or its shareholders only to the extent to which the Corporation could indemnify the director under Section 11.05.

11.13 Changes in Applicable State Law. If there is any change in Applicable State Law relating to the subject matter of this Article XI, then the indemnification to which any person shall be entitled under this article shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change. Subject to Section 11.14, the board of directors is authorized to amend these bylaws to conform to any such changed statutory provisions.

11.14 Amendment or Repeal of Article XI. No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal.

11.15 Enforcement of Rights. Any determination with respect to indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within 30 days, after written request to the corporation by the person seeking such indemnification or payment. If it is determined that such indemnification or payment is proper and if such indemnification or payment is authorized (to the extent such authorization is required) in accordance with this Article XI, then such indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within 30 days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article XI, the articles of incorporation or Applicable State Law have been satisfied. The rights granted by this Article XI shall be enforceable by such person in any court of competent jurisdiction.

ARTICLE XII

AMENDMENTS

12.01 Amendments. The bylaws of the Corporation may be amended, altered, or repealed, in whole or in part, by the shareholders or by the board of directors, provided that notice of any meeting at which an amendment, alteration or repeal would be acted upon shall include notice of the proposed amendment, alteration or repeal.

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